EXHIBIT 16.1



            PRITCHETT, SILER & HARDY, P.C. LETTERHEAD


                                   April 15, 2002


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Ladies and Gentlemen:

We have read the statements of LifeSmart Nutrition Technologies, Inc. (formerly Upland Energy Corporation) pertaining to our firm included under
Part II Item 5 of Form 10-QSB for the period ended February 28, 2002, and agree with such statements as they pertain to our firm. We have no basis to agree or disagree with other statements of the registrant contained therein.

Sincerely,

/s/ Pritchett, Siler & Hardy, P.C.

PRITCHETT, SILER & HARDY, P.C.